EXHIBIT 23 (l)(2)

                               PURCHASE AGREEMENT

                      FIRST PACIFIC LOW VOLATILITY FUND


		First Pacific Mutual Fund, Inc., a Maryland corporation, (the "Corporation"), and Lee Financial Group Inc., a Hawaii corporation ("LFG"), hereby agree with each other as follows:

		1.	The Corporation hereby offers LFG and LFG hereby
purchases 100 shares of the Corporation's First Pacific Low Volatility
Fund - Investor Class for $10.00 per share (the "Low Volatility Fund Shares"). The Corporation hereby acknowledges receipt from LFG of funds in full payment for such Low Volatility Fund Shares.

		2.	LFG represents and warrants to the Corporation that
the Low Volatility Fund Shares are being acquired for investment purposes and not with a view to the distribution thereof.

		IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the 10 day of June, 2011.


					FIRST PACIFIC MUTUAL FUND, INC.
ATTEST:


/s/ Charlotte A. Meyer			/s/ Terrence K.H. Lee
======================			=====================
By:  Charlotte A. Meyer			By:  Terrence K.H. Lee
Title:  Assistant Treasurer		Title:  President




					LEE FINANCIAL GROUP INC.



/s/ Charlotte A. Meyer			/s/ Terrence K.H. Lee
======================			=====================
By:  Charlotte A. Meyer			By:  Terrence K.H. Lee
Title:  Assistant Treasurer		Title:  President